Exhibit 99.1

CONTACT:	Jeff Schweitzer
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2458, schweitzerj@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FOURTH QUARTER AND YEAR END EARNINGS

SOUDERTON, Pa., January 25, 2012 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co., a full-service financial institution with 136 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, today announced financial results for the fourth quarter and year ended December 31, 2011. Univest reported net income of $5.3 million or $0.32 diluted earnings per share for the quarter ended December 31, 2011, compared to $4.9 million or $0.30 diluted earnings per share for the comparable period in the prior year.

For the year ended December 31, 2011, Univest reported net income of $18.9 million or $1.13 diluted earnings per share, compared to $15.8 million or $0.95 diluted earnings per share for the comparable period in the prior year. The increase in net income of $3.1 million during 2011 represents an increase of 19.84% over 2010.

Deposits

Total deposits increased $24.2 million from September 30, 2011 and $63.0 million from December 31, 2010. Core deposits increased $48.2 million for the quarter and $72.2 million for the year ended December 31, 2011 primarily due to new customers choosing Univest.

Loans

Gross loans and leases increased $10.0 million from September 30, 2011 and decreased $24.8 million from December 31, 2010. While the Corporation saw increased loan activity in the fourth quarter, overall credit demand and utilization of lines by businesses and consumers remains light as a result of the prolonged challenging economic environment.

Net Interest Income and Margin

Net interest income decreased $866 thousand or 4.51% to $18.3 million in the fourth quarter of 2011 compared to the fourth quarter of 2010. The net interest margin on a tax-equivalent basis for the fourth quarter of 2011 was 3.96% compared to 4.15% during the third quarter of 2011 and 4.18% in the fourth quarter of 2010. The decrease in the net interest margin during the fourth quarter of 2011 from the same period in the prior year was primarily due to a 67 basis point decrease in the ratio of average interest-earning assets to interest-bearing liabilities. Excess funds generated from the increases in public funds deposits, calls of investment securities and lower loan volume from continued light credit demand were invested in interest-earning deposits as the Corporation continues to keep the investment portfolio short. Average interest-earning deposits increased $80.9 million comparing the fourth quarter of 2011 from the same period in the prior year.

Net interest income of $74.7 million for the year ended December 31, 2011 increased $1.2 million or 1.64% compared to the year ended December 31, 2010. The net interest margin on a tax-equivalent basis for the year ended December 31, 2011 increased 4 basis points to 4.15% from 4.11% for the prior year. The year-to-date increases in the net interest income and the net interest margin were a result of declines in the cost of interest-bearing liabilities, exceeding the declines in yields on interest-earning assets. The increases were also attributed to declines in the volume of Federal Home Loan Bank (FHLB) borrowings. The Corporation repaid its maturing FHLB advances in 2010 reducing average year-to-date FHLB advances from $45.8 million for the year ended December 31, 2010 to $5.0 million for the year ended December 31, 2011. FHLB advances at December 31, 2011 remained at $5.0 million.

Non-Interest Income

Non-interest income for the quarter ended December 31, 2011 was $9.0 million, a decrease of $290 thousand or 3.13% from the comparable period in the prior year. During the fourth quarter of 2011, service charges on deposit accounts declined $319 thousand primarily due to changes in industry practices to benefit customers impacting non-sufficient funds and overdraft fees, which were implemented in July 2011; trust fee income decreased $161 thousand; and the net gain on mortgage banking activities decreased by $127 thousand. In addition, other income was down $288 thousand mainly due to a net gain on terminated leases during the fourth quarter of 2010. These unfavorable variances were partially offset by an increase in investment advisory commissions and fee income of $587 thousand mostly as a result of attaining several new customers.

Non-interest income for the year ended December 31, 2011 was $34.4 million, remaining level with the prior year. Non-interest income for 2011 included increases from trust fees of $264 thousand, investment advisory commissions and fees of $747 thousand, bank owned life insurance income of $398 thousand, and an increase in the net gain on sales of securities of $985 thousand. Additionally, the year ended

December 31, 2010 was impacted by fair value write-downs on the ineffective portion of a fair value swap of $1.1 million, which was terminated in August 2010. These favorable variances were partially offset by a decline of $1.6 million in service charges on deposit accounts due to the amendments to Regulation E which were implemented on August 15, 2010, and a decline of $1.1 million in the net gain on mortgage banking activities due to weaker mortgage demand in the first six months of 2011 with significant improvement in the last six months of 2011 due to re-financings. Other income decreased $834 thousand primarily due to an increase in mortgage servicing right impairment charges of $641 thousand in 2011 compared to 2010 mainly due to the decline in interest rates which increased the projected speeds of prepayment, and an increase in the net loss on sales and fair value write-downs of other real estate owned properties of $421 thousand. The first quarter of 2010 also included proceeds from a litigation settlement.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2011 was $17.6 million, an increase of $1.4 million or 8.48% compared to the fourth quarter of 2010. Salaries and benefits expense increased by $746 thousand primarily due to higher commissions, employee incentives, special awards for employees up through senior vice president, and lower deferred loan origination costs partially offset by lower restricted stock expense. Other expenses increased $689 thousand primarily due to loan workout, legal and other real estate owned expenses. The increases for the quarter were partially offset by a decline in deposit insurance premiums of $255 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.

For the year ended December 31, 2011, non-interest expense was $68.0 million, an increase of $661 thousand or 0.98% compared to the same period in the prior year. This was attributed to an increase of $196 thousand in salaries and benefits mainly as a result of higher commissions, employee incentives, special awards for employees up through senior vice president and annual performance increases. Salaries and benefits expense also increased as Univest continued to grow the mortgage banking business. These increases were partially offset by higher deferred loan origination costs. The Corporation implemented higher deferred loan origination costs commencing during the fourth quarter of 2010 based upon an in-depth study performed which incorporated management’s additional review time in connection with the loan approval process in the current environment. In addition, non-interest expense included increases in premises and equipment expenses of $497 thousand and increases in loan workout, legal and other real estate owned expenses. These unfavorable variances were partially offset by a decline of $558 thousand in marketing and advertising expenses and a decline of $631 thousand in deposit insurance premiums mainly due to the amended assessment calculation requirement through the FDIC.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, was $38.2 million, remaining level with September 30, 2011 and down from $45.2 million at December 31, 2010. During the year ended December 31, 2011, charge-offs, foreclosures and pay-downs exceeded the additions to non-accrual loans. Net loan and lease charge-offs were $4.3 million during the fourth quarter of 2011 compared to $5.2 million for the third quarter of 2011 and $4.3 million for the fourth quarter of 2010. For the year ended December 31, 2011, net loan and lease charge-offs were $18.5 million or 1.28% of average loans and leases compared to $15.5 million or 1.07% for the year ended December 31, 2010.

Nonperforming loans and leases as a percentage of total loans and leases equaled 2.94% at December 31, 2011 compared to 2.96% at September 30, 2011 and 3.16% at December 31, 2010. Other real estate owned decreased from $7.7 million at September 30, 2011 to $6.6 million at December 31, 2011 and was $2.4 million at December 31, 2010. During the fourth quarter of 2011, three properties were sold with proceeds received totaling $1.1 million. As of December 31, 2011, a total of four properties remain in other real estate owned.

The provision for loan and lease losses declined to $3.1 million for the fourth quarter of 2011 from $3.6 million for the quarter ended September 30, 2011 and $6.3 million for the quarter ended December 31, 2010. The provision for loan and lease losses for the year ended December 31, 2011 was $17.5 million, a reduction of $4.1 million compared to $21.6 million for the year ended December 31, 2010. The decrease in the year-to-date provision was primarily the result of migration and resolution of loans through the loan workout process, lower loan volume and a decrease in historical loss factors. The allowance for loan and lease losses as a percentage of total loans and leases was 2.07% at December 31, 2011 compared to 2.16% at September 30, 2011 and 2.10% at December 31, 2010. The allowance for loan and lease losses to nonperforming loans and leases equaled 70.34% at December 31, 2011, compared to 72.85% at September 30, 2011 and 66.48% at December 31, 2010.

Capital

Univest continues to remain well-capitalized at December 31, 2011. Univest’s total risk-based capital at December 31, 2011 was 15.56%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.

During the quarter, Univest deployed $285 thousand of capital to repurchase 20,629 shares of common stock through the stock repurchase program. Maximum shares available for future repurchases through the plan at December 31, 2011 was 566,745. Total shares outstanding at December 31, 2011 were 16,702,376.

Dividend

On January 3, 2012, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 5.32% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2011

(Dollars in thousands)

	September 30,	September 30,	September 30,	September 30,	September 30,
Balance Sheet (Period End)	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
Assets	$2,206,839	$2,174,127	$2,058,377	$2,108,579	$2,133,893
Securities	471,165	412,340	418,020	445,798	467,024
Loans held for sale	3,157	1,724	2,102	1,451	4,178
Loans and leases, gross	1,446,406	1,436,411	1,438,707	1,442,137	1,471,186
Allowance for loan and lease losses	29,870	31,002	32,601	32,804	30,898
Loans and leases, net	1,416,536	1,405,409	1,406,106	1,409,333	1,440,288
Total deposits	1,749,232	1,725,063	1,621,294	1,665,225	1,686,270
Non-interest bearing deposits	304,006	275,930	277,515	280,337	271,125
NOW, money market and savings	1,036,726	1,016,651	967,554	974,158	997,395
Time deposits	408,500	432,482	376,225	410,730	417,750
Borrowings	137,234	135,490	127,689	125,545	143,865
Shareholders’ equity	272,979	275,099	273,022	268,673	266,224

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10	12/31/11	12/31/10
Assets	$2,174,857	$2,113,446	$2,096,173	$2,106,276	$2,125,112	$2,122,788	$2,093,422
Securities	423,657	409,376	439,606	444,662	449,031	429,213	433,182
Loans and leases, gross	1,435,173	1,445,344	1,451,076	1,461,037	1,461,766	1,448,079	1,442,085
Deposits	1,727,861	1,672,452	1,655,812	1,670,062	1,689,701	1,681,681	1,619,634
Shareholders’ equity	276,114	275,502	272,952	268,343	271,945	273,255	270,490

	September 30,	September 30,	September 30,	September 30,	September 30,
Asset Quality Data (Period End)	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$38,207	$38,180	$43,513	$38,631	$45,232
Accruing loans and leases 90 days or more past due	365	449	659	516	696
Accruing troubled debt restructured loans and leases	3,893	3,925	5,028	5,111	550
Other real estate owned	6,600	7,711	4,952	6,135	2,438
Nonperforming assets	49,065	50,265	54,152	50,393	48,916
Allowance for loan and lease losses	29,870	31,002	32,601	32,804	30,898
Nonperforming loans and leases / Loans and leases	2.94%	2.96%	3.42%	3.07%	3.16%
Allowance for loan and lease losses / Loans and leases	2.07%	2.16%	2.27%	2.27%	2.10%
Allowance for loan and lease losses / Nonperforming loans	70.34%	72.85%	66.26%	74.12%	66.48%

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the three months ended,					For the twelve months ended,
	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10	12/31/11	12/31/10
Net loan and lease charge-offs	$4,272	$5,248	$5,759	$3,228	$4,261	$18,507	$15,465
Net loan and lease charge-offs (annualized)/Average loans and leases	1.18%	1.44%	1.59%	0.90%	1.16%	1.28%	1.07%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2011

(Dollars in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the three months ended,					For the twelve months ended,
For the period:	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10	12/31/11	12/31/10
Interest income	$20,821	$21,237	$21,704	$21,706	$22,580	$85,468	$91,003
Interest expense	2,487	2,621	2,723	2,897	3,380	10,728	17,469

Net interest income	18,334	18,616	18,981	18,809	19,200	74,740	73,534
Provision for loan and lease losses	3,140	3,649	5,556	5,134	6,276	17,479	21,565

Net interest income after provision	15,194	14,967	13,425	13,675	12,924	57,261	51,969
Noninterest income:
Trust fee income	1,469	1,625	1,625	1,625	1,630	6,344	6,080
Service charges on deposit accounts	1,147	1,218	1,356	1,336	1,466	5,057	6,693
Investment advisory commission and fee income	1,778	1,239	1,194	1,162	1,191	5,373	4,626
Insurance commissions and fee income	1,674	1,787	2,072	2,200	1,740	7,733	7,694
Bank owned life insurance income	502	554	268	344	410	1,668	1,270
Other-than-temporary impairment	(5)	(1)	(3)	(7)	(3)	(16)	(62)
Net gain on sales of securities	—	848	569	—	6	1,417	432
Net gain (loss) on mortgage banking activities	652	913	328	(25)	779	1,868	2,960
Net loss on interest rate swap	—	—	—	—	—	—	(1,072)
Other income	1,761	791	1,287	1,124	2,049	4,963	5,797

Total noninterest income	8,978	8,974	8,696	7,759	9,268	34,407	34,418
Noninterest expense
Salaries and benefits	9,725	9,888	9,634	8,983	8,979	38,230	38,034
Premises and equipment	2,544	2,387	2,326	2,527	2,351	9,784	9,287
Deposit insurance premiums	457	442	427	713	712	2,039	2,670
Other expense	4,837	4,578	4,019	4,523	4,148	17,957	17,358

Total noninterest expense	17,563	17,295	16,406	16,746	16,190	68,010	67,349

Income before taxes	6,609	6,646	5,715	4,688	6,002	23,658	19,038
Applicable income taxes	1,349	1,402	1,199	826	1,093	4,776	3,282

Net income	$5,260	$5,244	$4,516	$3,862	$4,909	$18,882	$15,756

Per Common Share Data:
Book value per share	$16.34	$16.45	$16.27	$16.04	$15.99	$16.34	$15.99
Net income per share:
Basic	$0.32	$0.31	$0.27	$0.23	$0.30	$1.13	$0.95
Diluted	$0.32	$0.31	$0.27	$0.23	$0.30	$1.13	$0.95
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,716,160	16,770,741	16,771,969	16,712,282	16,645,115	16,742,898	16,598,284
Period end shares outstanding	16,702,376	16,727,099	16,777,379	16,745,935	16,648,303	16,702,376	16,648,303

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2011

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10	12/31/11	12/31/10

Return on average assets	0.96%	0.98%	0.86%	0.74%	0.92%	0.89%	0.75%
Return on average shareholders’ equity	7.56%	7.55%	6.64%	5.84%	7.16%	6.91%	5.82%
Net interest margin (FTE)	3.96%	4.15%	4.24%	4.24%	4.18%	4.15%	4.11%
Efficiency ratio (1)	60.87%	59.35%	56.47%	59.90%	54.20%	59.14%	59.52%

Capitalization Ratios

Dividends paid to net income	63.48%	64.00%	74.27%	86.30%	67.85%	70.87%	84.31%
Shareholders’ equity to assets (Period End)	12.37%	12.65%	13.26%	12.74%	12.48%	12.37%	12.48%
Tangible common equity to tangible assets	10.00%	10.34%	10.80%	10.32%	10.08%	10.00%	10.08%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.53%	11.84%	11.87%	11.72%	11.54%	11.53%	11.54%
Tier 1 risk-based capital ratio	14.29%	14.73%	14.96%	14.59%	14.17%	14.29%	14.17%
Total risk-based capital ratio	15.56%	16.00%	16.25%	15.89%	15.47%	15.56%	15.47%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,
Tax Equivalent Basis	2011			2010
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$105,886	$76	0.28%	$24,975	$22	0.35%
U.S. Government obligations	128,491	501	1.55	176,910	829	1.86
Obligations of state and political subdivisions	114,664	1,722	5.96	109,902	1,718	6.20
Other debt and equity securities	180,502	1,294	2.84	162,219	1,576	3.85

Total interest-earning deposits and investments	529,543	3,593	2.69	474,006	4,145	3.47

Commercial, financial, and agricultural loans	417,063	4,673	4.45	427,828	5,330	4.94
Real estate—commercial and construction loans	535,571	7,194	5.33	552,262	7,648	5.49
Real estate—residential loans	246,736	2,658	4.27	252,836	2,681	4.21
Loans to individuals	43,745	616	5.59	43,261	644	5.91
Municipal loans and leases	134,861	1,943	5.72	117,404	1,708	5.77
Lease financings	57,197	1,413	9.80	68,175	1,605	9.34

Gross loans and leases	1,435,173	18,497	5.11	1,461,766	19,616	5.32

Total interest-earning assets	1,964,716	22,090	4.46	1,935,772	23,761	4.87

Cash and due from banks	40,503			34,326
Reserve for loan and lease losses	(32,099)			(29,413)
Premises and equipment, net	34,323			34,932
Other assets	167,414			149,495

Total assets	$2,174,857			$2,125,112

Liabilities:
Interest-bearing checking deposits	$213,389	$58	0.11	$181,357	$62	0.14
Money market savings	319,117	159	0.20	336,161	228	0.27
Regular savings	482,177	282	0.23	466,162	535	0.46
Time deposits	423,206	1,558	1.46	428,720	2,061	1.91

Total time and interest-bearing deposits	1,437,889	2,057	0.57	1,412,400	2,886	0.81

Securities sold under agreements to repurchase	109,336	59	0.21	96,143	72	0.30
Other short-term borrowings	—	17	N/M	5,698	62	4.32
Long-term debt	5,000	48	3.81	5,000	48	3.81
Subordinated notes and capital securities	22,861	306	5.31	24,365	312	5.08

Total borrowings	137,197	430	1.24	131,206	494	1.49

Total interest-bearing liabilities	1,575,086	2,487	0.63	1,543,606	3,380	0.87

Demand deposits, non-interest bearing	289,972			277,301
Accrued expenses and other liabilities	33,685			32,260

Total liabilities	1,898,743			1,853,167

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,474			61,420
Retained earnings and other equity	123,308			119,193

Total shareholders’ equity	276,114			271,945

Total liabilities and shareholders’ equity	$2,174,857			$2,125,112

Net interest income		$19,603			$20,381

Net interest spread			3.83			4.00
Effect of net interest-free funding sources			0.13			0.18

Net interest margin			3.96%			4.18%

Ratio of average interest-earning assets to average interest-bearing liabilities	124.74%			125.41%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended December 31, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.

N/M—Not meaningful

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2011			2010
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$44,696	$116	0.26%	$24,790	$72	0.29%
U.S. Government obligations	145,253	2,366	1.63	151,725	3,160	2.08
Obligations of state and political subdivisions	111,722	6,875	6.15	108,694	7,006	6.45
Other debt and equity securities	172,238	5,697	3.31	172,763	7,217	4.18

Total interest-earning deposits and investments	473,909	15,054	3.18	457,972	17,455	3.81

Commercial, financial, and agricultural loans	428,222	19,721	4.61	422,401	20,315	4.81
Real estate—commercial and construction loans	541,073	29,152	5.39	534,573	30,834	5.77
Real estate—residential loans	246,102	10,740	4.36	256,427	11,124	4.34
Loans to individuals	42,760	2,433	5.69	45,287	2,698	5.96
Municipal loans and leases	129,880	7,471	5.75	107,832	6,248	5.79
Lease financings	60,042	5,856	9.75	75,565	6,851	9.07

Gross loans and leases	1,448,079	75,373	5.21	1,442,085	78,070	5.41

Total interest-earning assets	1,921,988	90,427	4.70	1,900,057	95,525	5.03

Cash and due from banks	41,028			35,612
Reserve for loan and lease losses	(33,152)			(28,688)
Premises and equipment, net	34,376			34,914
Other assets	158,548			151,527

Total assets	$2,122,788			$2,093,422

Liabilities:
Interest-bearing checking deposits	$206,830	$238	0.12	$178,679	$242	0.14
Money market savings	299,299	701	0.23	303,012	1,060	0.35
Regular savings	482,064	1,468	0.30	445,721	2,555	0.57
Time deposits	408,638	6,576	1.61	432,919	10,054	2.32

Total time and interest-bearing deposits	1,396,831	8,983	0.64	1,360,331	13,911	1.02

Securities sold under agreements to repurchase	102,873	286	0.28	97,667	390	0.40
Other short-term borrowings	3,407	46	1.35	42,109	1,726	4.10
Long-term debt	5,000	190	3.80	5,363	190	3.54
Subordinated notes and capital securities	23,425	1,223	5.22	24,927	1,252	5.02

Total borrowings	134,705	1,745	1.30	170,066	3,558	2.09

Total interest-bearing liabilities	1,531,536	10,728	0.70	1,530,397	17,469	1.14

Demand deposits, non-interest bearing	284,850			259,303
Accrued expenses and other liabilities	33,147			33,232

Total liabilities	1,849,533			1,822,932

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,457			61,420
Retained earnings and other equity	120,466			117,738

Total shareholders’ equity	273,255			270,490

Total liabilities and shareholders’ equity	$2,122,788			$2,093,422

Net interest income		$79,699			$78,056

Net interest spread			4.00			3.89
Effect of net interest-free funding sources			0.15			0.22%

Net interest margin			4.15%			4.11

Ratio of average interest-earning assets to average interest-bearing liabilities	125.49%			124.15%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the twelve months ended December 31, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.